VOLT H2
Developing Green Hydrogen Opportunity

SEED CAPITAL SUBSCRIPTION

The undersigned subscriber ("**Subscriber**") hereby irrevocably subscribes for, and agrees to accept the issuance of that number of common shares of the Company (the "**Shares**") at a price of **EUR 0.84 per Share** (the "**Subscription Price**"), on and subject to the terms and conditions set forth in the attached "Terms and Conditions of Subscription".

	No of Shares	Total Subscription Price
Common Shares at **EUR 0.84** per share:	175,000	147,000
		(minimum EUR 100,000)

Execution by Subscriber:

H/CELL ENERGY CORP.
Name of Subscriber (Please print)

3010 LBJ FREEWAY - SUITE 1200
DALLAS, TEXAS USA 75234
Address, including postal code

(972) 888-6009
Phone

andy.hidalgo@hcellenergy.com
Email

[signature]
Signature of Subscriber

On behalf of H/Cell Energy Corporation

ENCLOSED

☐ Passport copy of Subscriber; **OR**

☒ If the Subscriber is an entity, the certificate of formation evidencing the existence of the Subscriber and the legal authority of the signatories signing on behalf of the Subscriber, as well as the passport if such signatory(ies); **AND**

☒ wire confirmation.

THE TOTAL SUBSCRIPTION PRICE IS TO BE PAID IN EUROS.

*Please complete, sign and return one (1) executed original copy of this Subscription (including its Annexes) to Alessandro Levi Laurenti, Attorney at law and Notary Public, Neuhofstrasse 21, 6340 Baar, Switzerland (the "**Notary**"), with a copy to the Company at info@volth2.com.*

ACCEPTANCE

The above Subscription is hereby accepted by VoltH2 Holdings AG in incorporation this 12th day of August, 2020.

VoltH2 Holdings AG, in incorporation

By: Arron Smyth
Title: Member of the Board of Directors

The Fiduciary:

Arron Smyth

SEED CAPITAL SUBSCRIPTION
TERMS AND CONDITIONS OF SUBSCRIPTION

To: VoltH2 Holdings AG in incorporation (the "Company")
Neuhofstrasse 21
6340 Baar
Switzerland

and: Arron Smyth (the "Fiduciary")

From: The undersigned subscriber (the "Subscriber")

1. The Subscriber hereby irrevocably subscribes for, and agrees to accept the issuance of, subject to the terms and conditions set forth herein, that number of common shares of the Company (the **"Shares")** set out above at the price of EUR 0.84 per Share (the **"Subscription Price").** Subject to the terms hereof, this subscription for the Shares (the **"Subscription")** will be effective upon its acceptance by the Company (to which the Company is not obliged).

2. The Total Subscription Price as set out on the first page hereof shall be paid on the date of Subscription (as defined below) by wire transfer to the Capital Account with the Bank (as defined in the above flCapital Account Instructions: Instructions for Wiring Funds"), with reference to "VoltH2 Holdings AG (the **"Capital Account Instructions").** The Capital Account is a blocked bank account in accordance with Art. 633 Swiss Code of Obligations (hereinafter "CO") and the funds may only be released by the Bank to the Company following the registration of the Company in the Commercial Register. **THE TOTAL SUBSCRIPTION PRICE IS TO BE PAID IN EUROS.**

3. The Subscriber must complete, sign and return one (1) executed original copy of this Subscription (including its Annexes) to Alessandro Levi Laurenti, Attorney at law and Notary Public, Neuhofstrasse 21, 6340 Baar, Switzerland (the **"Notary"),** with a copy to the Company at info@volth2.com. The Subscriber shall ensure that all appropriate information, if and as applicable, is completed.

4. On the date this Subscription is accepted by the Company (the **"Closing")** and subject to the receipt by the Bank of the Total Subscription Price in the Capital Account in accordance with the provisions of the Capital Account Instructions and the required documentation for the execution of the Deed of Incorporation (as defined below), the Company shall issue to the Fiduciary the Shares on behalf of the Subscriber and the Fiduciary shall thereupon assign the Shares to the Subscriber subject to and in accordance with the terms of this Subscription. To the extent the Subscription Price exceeds the total nominal value of the Shares (being CHF 0.10), such excess value (the **"Remainder")** shall be regarded as share premium (agio). The Company will record the Remainder as share premium (agio) in its books and add such Remainder to the general share premium reserve.

5. Closing will occur at the offices of the Notary, with the following actions in the following sequence:

(a) the Fiduciary shall procure that the incorporating meeting of the Company shall resolve to incorporate the Company and to issue the Shares to the Fiduciary upon registration of the Company in the Commercial Register of the Canton of Zug, on the terms and conditions of this Subscription;

(b) the Subscriber shall, to the extent so requested by the Notary, deliver to the Notary a legalized, and to the extent required by the Notary, apostilled and duly executed (i) Subscription (including its Annexes), (ii) a passport copy, or if the Subscriber is an entity, a certificate of incorporation evidencing the existence of the entity and the legal authority of the signatories signing on behalf of the Subscriber, and (iii) a wire transfer confirmation.

(c) the Fiduciary and the Company shall, to the extent so requested by the Notary, deliver to the Notary a legalized, and to the extent required by the Notary, apostilled and duly executed (i) signed application to the Commercial Register of the Canton of Zug, and (ii) any other document that may be required by the Notary or the authorities in Switzerland for the complete incorporation of the Company;

(d) the Subscriber may be required by the Notary to provide a photocopy of a bank statement showing the name and number of the account of the Subscriber from which the payment in the Capital Account shall be made and provide the Notary (or the Bank) with any other documents he or the Bank requires to understand and be comfortable with the origin of the funds;

(e) the Company shall issue the Shares to the Fiduciary in his own name but on behalf of the Subscriber, the foregoing to be effected by the execution of a notarial deed of issuance of the Shares substantially in the form as included in Appendix "A" (the **"Deed of Incorporation"**) by the Company and the Fiduciary, whereas the Shares shall be issued upon registration of the Company in the Commercial Register of the Canton of Zug;

(f) immediately upon the incorporation of the Company in the Commercial Register of the Canton of Zug, the Fiduciary shall assign the Shares to the Subscriber by executing the Declaration of Assignment substantially in the form as included in Appendix "B" (the **"Declaration of Assignment"**); and

(g) following the assignment of the Shares to the Subscriber referred to above, the Fiduciary shall procure that the Company shall update the shareholders register of the Company.

Upon the incorporation of the Company with the Commercial Register of the Canton of Zug the Bank shall pay the Total Subscription Price to the Company in accordance with Art. 633 par. 2 CO.

6. The Subscriber acknowledges that the Shares subscribed for by the Subscriber hereunder form part of the issuance of an aggregate of up to 900,000 Shares at a subscription price of EUR 0.84 per Share for gross proceeds of up to EUR 756'000.00 (For Swiss corporate purposes, CHF 0.8988, at an exchange rate of 1.07 as of 12.08.2020, each with a nominal value of CHF 0.10 for gross proceeds, including the Remainder, of up to CHF 808'920.00) in accordance with the form of the Deed of Incorporation attached hereto (Annex A). The Subscriber further acknowledges that the Company shall hold 100,000 Shares in treasury (the **"Treasury Shares"**) which shall be transferred to Volt Energy B.V. in exchange for

100% of the shares in VoltH2 B.V. subject to and in accordance with a separate Share Purchase Agreement between the parties thereto. From and after the Subscription, the Subscriber, in its capacity of shareholder of the Company, hereby irrevocably waives any pre-emption right in respect of, and provides its irrevocable consent and cooperation to, any share issuance in accordance with the abovementioned share issuance to the Managing Director and any other share issue to a subscriber under similar terms as this Subscription.

7. The Subscriber hereby covenants, represents and warrants to and with the Company (which covenants, representations and warranties are true and correct as at the date hereof and which shall survive the acceptance, if any, by the Company, of this Subscription in whole or in part) that:

    (a) if an individual, the Subscriber has attained the age of majority and is legally competent to execute this Subscription;

    (b) if a corporation, partnership, trust, unincorporated association or other (legal) entity, it validly exists and is a legal entity duly incorporated or organised, as applicable, under the law of its jurisdiction of incorporation or organisation, as applicable and it has the legal capacity to enter into and be bound by this Subscription;

    (c) this Subscription has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

    (d) the Subscriber has taken or will have taken prior to the execution of the Deed of Incorporation all corporate action required by it to authorise it to enter into and to perform this Subscription and any document to be executed by it pursuant to or in connection with this Subscription;

    (e) the Subscriber is acquiring the Shares as a principal (and not as an agent) for investment purposes only, with no intention or view to reselling or distributing any portion or beneficial interest in the Shares, and the Subscriber will be the beneficial owner of any Shares to be issued to the Subscriber if, as and when this Subscription is accepted by the Company in whole or in part;

    (f) the Subscriber is and will be on the date of acceptance of this Subscription by the Company resident in the jurisdiction identified in the address of the Subscriber set forth on the first page hereof;

    (g) the Subscriber is familiar with the aims and objectives of the Company and the proposed use of the proceeds received by the Company from the sale of the Shares; and

    (h) the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities legislation in the jurisdiction in which the Subscriber is resident which would apply to the acquisition of the Shares.

8. The Subscriber acknowledges and agrees that:

    (a) the securities of the Company cannot be transferred without the prior consent of the general meeting of the Company in accordance with the Company's articles of association;

(b) the Subscriber is acquiring the Shares pursuant to exemptions from applicable securities laws and regulations and, as a consequence, the Subscriber may not be entitled to use civil remedies available under the such legislation, including statutory rights of rescission and damages, and the Subscriber will not receive information that would otherwise be required to be provided to the Subscriber pursuant to the legislation;

(c) in addition to any restrictions imposed pursuant to paragraph 8(a) above, any transfer, resale or other subsequent disposition of the Shares may be subject to restrictions contained in the securities legislation applicable to the holder of the Shares or to the proposed transferee, including, but not limited to, resale restrictions under applicable securities laws;

(d) the Subscriber has been advised by the Company that the Subscriber should consult his or her own legal adviser before acquiring and disposing of all or any of the Shares to avoid breach of any securities laws and regulations in the jurisdictions relevant to this Subscription;

(e) the Subscriber has been given an adequate opportunity to ask questions of, and receive answers from, the officers of the Company concerning the issuance of the Shares and to obtain such additional information as the Subscriber deems necessary in order to evaluate an investment in the Company and the Company has provided all information requested by the Subscriber;

(f) the Subscriber has been advised that the business of the Company is in a start-up phase and in particular is as of the date of this Subscription not yet incorporated and acknowledges that there is no assurance that the Company will raise sufficient funds to adequately capitalise the business or that the business will be profitable in the future;

(g) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(h) there is no market for the Shares and that no market for the Shares may ever exist;

(i) there are risks associated with the purchase of the Shares;

(j) there is no government or other insurance covering the Shares; and

(k) the issuance and sale of the Shares to the Subscriber will not be completed if acceptance would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company.

9. The Subscriber hereby grants to the Company, effective from the Closing, a right (the "**Call Right**") to acquire from or exchange (as the case may be) the Shares issued to the Subscriber hereunder in exchange for shares of a publicly listed or traded company, with the exchange ratio being determined by a qualified independent valuator at the time of exercise. The Company may assign or transfer the Call Right effective upon notice to the Subscriber and the Subscriber hereby provides its irrevocable consent to such assignment or transfer. If the exercise of the Call Right, directly or indirectly, results in a requirement that the Shares issued to the Subscriber hereunder be pooled or escrowed, the Subscriber agrees to sign any such pooling or escrow agreement and abide by any such restrictions as may be so imposed. In furtherance of this covenant, the Subscriber hereby irrevocably

appoints each Managing Director of the Company as his or their attorney-in-fact and authorizes him as his attorney-in-fact to approve and sign a pooling or escrow or escrow agreement on behalf of the Subscriber to provide for pooling or escrow of the Shares, as the case may be.

10. This Subscription and the documents to be entered into pursuant to it and any non-contractual obligation arising out of or in connection therewith are governed and interpreted exclusively according to the laws of Switzerland, excluding its conflict of laws statutes. All disputes arising out of or in connection with this Subscription and the documents to be entered into pursuant to it, including disputes concerning their existence, their validity and any non-contractual obligation will exclusively be resolved by the courts in Zug, Switzerland.

11. This Subscription is neither transferable nor assignable. For the avoidance of doubt, the Company may assign or transfer the Call Right in accordance with the above.

12. The Company shall be entitled to rely on delivery by email of an executed copy of this Subscription, and acceptance by the Company of such email copy shall be equally effective to create a valid and binding agreement in accordance with the terms hereof.

13. The invalidity or non-enforceability of any particular provision of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription.

14. The Subscriber agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense (including, but not limited to, any and all fees, costs and expenses reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein.

15. The Subscriber and the Company each agree to maintain the confidentiality of each others affairs and in particular the Shareholder agrees to keep confidential all information made available to it by, or on behalf of, the Company which relates to the (past, present or future) business, operations or affairs of the Company.

16. Except as expressly provided in this Subscription and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Company, by the Subscriber or by anyone else. If any provision in this Subscription is held to be or becomes unenforceable, in whole or in part, under any law, the parties shall use reasonable efforts to agree on a replacement provision that is enforceable to achieve, so far as possible, the intended effect of the unenforceable provision.

17. The Subscriber shall, at its own cost and expense from time to time, execute and procure to be executed such documents and perform and procure to be performed such acts and things as may be reasonably required by the Company to effect the Subscription and to give the Company the full benefit of this Subscription.

18. This Subscription may be entered into in any number of counterparts, all of which taken together will constitute one and the same instrument. The parties may enter into this Subscription by signing any such counterpart.

19. The Company shall pay all fees of the Notary payable in connection with the Subscription.